                                                                    Exhibit 4.17


CUSIP NO.: 872375 AG 5                            PRINCIPAL AMOUNT: $400,000,000

REGISTERED NO. 1

                                TECO ENERGY, INC.

                              7.000% Notes Due 2012

|X|  Check this box if the Note is a Global Note.
     Applicable if the Note is a Global Note:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     This Note is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of Cede & Co., or such other nominee of The Depository Trust Company, a New York corporation, or any successor depositary ("Depositary"), as requested by an authorized representative of the Depositary. This Note is exchangeable for Notes registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

                        ---------------------------------

ORIGINAL ISSUE DATE:                     INTEREST PAYMENT DATES: May 1 and      SINKING FUND:  N/A
May 13, 2002                             November 1 of each year, commencing
                                         November 1, 2002.                      YIELD TO MATURITY:  N/A
ISSUE PRICE:  99.890% (as a percentage
of principal amount)                     SPECIFIED CURRENCY:  U.S. dollars      REDEMPTION:  Redeemable in whole or
                                         (if other than U.S. dollars):  N/A     in part, at the Company's option,
STATED MATURITY:  May 1, 2012                                                   from time to time at the redemption
                                         AUTHORIZED DENOMINATIONS:  N/A         prices described on the reverse of
INTEREST RATE: 7.000% per annum.         (Only applicable if Specified          this Note.
                                         Currency is other than U.S. dollars)
                                                                                REMARKETING PROVISIONS: N/A

                                                                                DEPOSITARY:  The Depository Trust
                                                                                Company

     TECO ENERGY, INC., a corporation duly organized and existing under the laws of the State of Florida (herein called the "COMPANY," which term includes any successor Corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum set forth on the face of this Note on the Stated Maturity, upon the presentation and surrender hereof at the principal corporate trust office of The Bank of New York, or its successor in trust (the "TRUSTEE") or such other office as the Trustee has designated in writing, and to pay interest on the unpaid principal balance hereof at a rate per annum (computed based on a 360-day year consisting of twelve 30-day months) equal to the Interest Rate set forth on the face of this Note for the period from the Original Issue Date to, but excluding, the Stated Maturity.

     Interest will be payable on the Interest Payment Dates to the Person in whose name this Note is registered at the close of business on the related Record Date, which is the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date. In each case, payments shall be made in accordance with the provisions hereof, until the principal hereof is paid or duly made available for payment.

     Interest on this Note will be computed on the basis of a year of 360 days consisting of twelve 30-day months.

     Payment of the principal of (and premium, if any) and any such interest on this Note shall be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of New York in the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, TECO ENERGY, INC. has caused this instrument to be duly executed.


Dated:  May 13, 2002


TRUSTEE'S CERTIFICATE                          TECO ENERGY, INC.
OF AUTHENTICATION

This is one of the series designated
therein referred to in the                     By: /s/ Robert D. Fagan
within-mentioned Indenture.                       ------------------------------
                                                  Name: Robert D. Fagan
                                                  Title: Chief Executive Officer

THE BANK OF NEW YORK,
as Authenticating Agent for the Trustee


By: /s/ Paul Schmalzel
  ---------------------------------------
  Authorized signatory



                  Signature Page of 7.000% Note Due 2012 -- S-1

                                (REVERSE OF NOTE)

                                TECO ENERGY, INC.

                              7.000% Notes Due 2012

     This Note is one of a duly authorized issue of securities of the Company (herein called the "NOTES"), issued and to be issued under an Indenture dated as of August 17, 1998, as supplemented by the Seventh Supplemental Indenture, dated as of May 1, 2002 (as such has been or shall be amended or supplemented, the "INDENTURE"), between the Company and The Bank of New York, as trustee (the "TRUSTEE", which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the securities of the series designated on the face hereof.

                                   DEFINITIONS

     The following terms, as used herein, have the following meanings unless the context or use clearly indicates another or different meaning or intent:

     "ADJUSTED TREASURY RATE" means, with respect to any redemption date:

     (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, as defined below, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Adjusted Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

     (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate will be calculated on the third Business Day preceding the redemption date.

     "BUSINESS DAY" shall mean any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulations to close in the City of New York.

     "COMPARABLE TREASURY ISSUE" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes (the "REMAINING LIFE").

     "COMPARABLE TREASURY PRICE" means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if an Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

     "DEPOSITARY" shall mean The Depository Trust Company or any successor depositary.

     "INDEPENDENT INVESTMENT BANKER" means any of Banc of America Securities LLC, BNY Capital Markets, Inc., Credit Suisse First Boston Corporation or Salomon Smith Barney Inc. or any of their respective successors, as designated by the Company, or if all of the firms are unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

     "INTEREST PAYMENT DATE" shall mean the date on which interest on this Note is paid, which date(s) are set forth on the face of this Note.

     "REFERENCE TREASURY DEALER" means:

     (i) Banc of America Securities LLC, BNY Capital Markets, Inc., Credit Suisse First Boston Corporation, Salomon Smith Barney Inc. and each of their respective successors; provided that, if any such Reference Treasury Dealer ceases to be a primary U.S. Government securities dealer in New York City ("Primary Treasury Dealer"), the Company will substitute another Primary Treasury Dealer; and

     (ii) one other Primary Treasury Dealer selected by the Company.

     "REFERENCE TREASURY DEALER QUOTATIONS" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

                                  INTEREST RATE

     This Note will bear interest at the rate per annum (computed based on a 360-day year consisting of twelve 30-day months) identified on the face of this Note.

                               OPTIONAL REDEMPTION

     The Notes are subject to redemption, in whole or in part, at any time, and at the option of the Company, at a redemption price equal to the greater of:

     (i) 100% of the principal amount of Notes then outstanding to be redeemed, or

     (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes then outstanding to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (computed based on a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 25 basis points (0.25%), as calculated by an Independent Investment Banker, plus, in both of the above cases, accrued and unpaid interest thereon to the redemption date.

     The Company will mail a notice of redemption at least 30 days but no more than 60 days before the redemption date to each holder of Notes to be redeemed. If the Company elects to partially redeem the Notes, the Trustee will select in a fair and appropriate manner the Notes to be redeemed.

     Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

     The Notes are not entitled to the benefit of any sinking fund or analogous provision.

                              TRANSFER OR EXCHANGE

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only in registered form without coupons and, except for such Notes issued in book-entry form, only in denominations of $1,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Note for registration of transfer, the Company or the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                                OTHER PROVISIONS

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected and of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. To the extent permitted by law, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Note shall be governed by and construed in accordance with the laws of The State of New York.

ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -- as tenants in common UNIF GIFT MIN ACT--______ CUSTODIAN_____ TEN
ENT      -- as tenants by the entireties (Cust) (Minor) JT TEN -- as joint tenants with right of survivorship Under Uniform Gifts to Minors Act and not as tenants in common ___________________________
                                                  (State)

     Additional abbreviations may also be used though not in the above list.

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

------------------------------------------

------------------------------------------

--------------------------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

the within Security of TECO ENERGY, INC. and does hereby irrevocably constitute and appoint __________________________________________________ attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:
      ------------------------          ----------------------------------------


                                        ----------------------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.